EXHIBIT 10.32

Notice of Grant of Stock Appreciation Rights and Award Agreement	SVB FINANCIAL GROUP ID: 94-2875288 3003 Tasman Drive Santa Clara, CA 95054
Name Address City, State, Zip	Grant Number: Plan: 2006 Equity Incentive Plan ID:

Grant Agreement:
Participant Name:
Employee ID:
Grant Number:
Number of Shares Granted:
Date of Grant:
Exercise Price per Share:
Total Exercise Price:
Expiration Date:
Vesting Schedule:
Vesting Date	Shares

Effective on the Date of Grant listed above, you have been granted a Stock Appreciation Right covering Shares of SVB Financial Group (the “Company”) at the Total Exercise Price listed in the Grant Agreement above (the “SAR”). Shares in each period will become fully vested on the dates shown in the Vesting Schedule, subject to the Participant continuing to be a Service Provider through each such date.

This Stock Appreciation Right will be exercisable for [three (3) months] after Participant ceases to be a Service Provider, unless such termination is due to Participant’s death or Disability, in which case this Stock Appreciation Right will be exercisable for [one (1) year] after Participant ceases to be Service Provider. Notwithstanding the foregoing, in no event may this Stock Appreciation Right be exercised after the Expiration Date as provided above.

By your acceptance and the Company’s signature below, you and the Company agree that this Stock Appreciation Right is granted under and governed by the terms and conditions of the Company’s 2006 Equity Incentive Plan and the Award Agreement, all of which are attached and made a part of this document.

SVB Financial Group	Date

Participant Name	Date

STOCK APPRECIATION RIGHT AWARD AGREEMENT

SVB Financial Group (the “Company”), pursuant to its 2006 Equity Incentive Plan (the “Plan”), has granted to Participant a Stock Appreciation Right (“SAR”) covering shares of the Common Stock of the Company (“Shares”).

The grant hereunder is in connection with and in furtherance of the Company’s compensatory benefit plan for participation of the Company’s Service Providers. Defined terms not explicitly defined in this Award Agreement shall have the same definitions as in the Plan or in the Notice of Grant of Stock Appreciation Rights (“Notice of Grant”), to which this Award Agreement is attached.

The details of Participant’s SAR are as follows:

1. TOTAL NUMBER OF SHARES SUBJECT TO THIS SAR. The number of Shares subject to this SAR is set forth in the Notice of Grant.

2. VESTING. Subject to the limitations contained herein, the SAR will vest as set forth in the Notice of Grant until either (i) Participant ceases to be a Service Provider for any reason, or (ii) this SAR becomes fully vested.

3. SAR PRICE AND METHOD OF EXERCISE.

(a) Right to Exercise. This SAR is exercisable during its term in accordance with the Vesting Schedule set out in the Notice of Grant and the applicable provisions of the Plan and this Award Agreement.

(b) Method of Exercise. This SAR is exercisable by (i) delivery of an exercise notice, in the form and manner determined by the Administrator, or (ii) following an electronic or other exercise procedure prescribed by the Administrator, which in either case shall state the election to exercise the SAR, the number of Shares in respect of which the SAR is being exercised (the “Exercised Shares”), and such other representations and agreements as may be required by the Company pursuant to the provisions of the Plan. Participant shall provide payment of any applicable tax withholding arising in connection with such exercise. This SAR shall be deemed to be exercised upon receipt by the Company of a fully executed exercise notice or completion of such exercise procedure, as the Administrator may determine in its sole discretion, accompanied by any applicable tax withholding.

(c) Payment upon Exercise. Upon exercise of all or a specified portion of the SAR, Participant shall be entitled to receive from the Company an amount in cash in one lump sum payment determined by multiplying (a) the difference (if any) obtained by subtracting (i) the Exercise Price Per Share as set forth in the Notice of Grant from (ii) the Fair Market Value of a Share on the date of exercise of the SAR, by (b) the number of Shares with respect to which the SAR is exercised, reduced by any applicable tax withholding and subject to any limitations the Administrator may impose. Such cash payment shall be made as soon as practicable, but in no event later than thirty (30) days following the date of exercise.

No payment shall be made pursuant to the exercise of this SAR unless such payment complies with Applicable Laws. Assuming such compliance, for income tax purposes, the payment shall be considered made to Participant on the date the SAR is exercised with respect to such Exercised Shares.

4. TERM. This SAR may be exercised only within the term set out in the Notice of Grant, and may be exercised during such term only in accordance with the Plan and the terms of this Award Agreement.

5. TRANSFERABILITY. This SAR may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Participant only by Participant. The terms of the Plan and this Award Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of Participant.

6. SAR NOT A SERVICE CONTRACT. This SAR is not a guarantee of continued service and nothing in this SAR shall be deemed to create in any way whatsoever any obligation on Participant’s part to continue as a Service Provider, or of the Company to continue Participant’s service as a Service Provider. In addition, nothing in this SAR shall obligate the Company or any Affiliate, or their respective stockholders, Board of Directors, officers or employees to continue any relationship which Participant might have as a Service Provider.

7. TAX AND WITHHOLDING. Participant agrees to make appropriate arrangements with the Company (or the Parent or Subsidiary employing or retaining Participant) for the satisfaction of all Federal, state, local and foreign income and employment tax withholding requirements as well as social security charges applicable to the vesting of the SAR, the exercise of the SAR or the payment of any amounts with respect to the SAR. In this regard, Participant authorizes the Company (and/or the Parent or Subsidiary employing or retaining Participant) to withhold all applicable taxes legally payable by Participant from Participant’s cash payment required under this Award Agreement, wages or other cash compensation paid to Participant by the Company (and/or the Parent or Subsidiary employing or retaining Participant) in an amount sufficient to cover such tax obligations. Participant acknowledges and agrees that the Company may refuse to honor the exercise and refuse to make the payment required under this Award Agreement if such withholding amounts are not delivered at the time of exercise.

Participant understands that he or she may suffer adverse tax consequences as a result of Participant’s grant, vesting or exercise of this SAR. Participant represents that he or she will consult with any tax advisors Participant deems appropriate in connection with the grant, vesting or exercise of this SAR and that Participant is not relying on the Company for any tax advice.

Under Section 409A of the Internal Revenue Code of 1986, as amended, a SAR that vests after December 31, 2004 (or that vested on or prior to such date but which was materially modified after October 3, 2004), that was granted with a per Share exercise price that is determined by the Internal Revenue Service (the “IRS”) to be less than the Fair Market Value of a Share on the date of grant (a “discount SAR”) may be considered “deferred compensation.” A SAR that is a “discount SAR” may result in (i) income recognition by the Participant prior to the exercise of the SAR, (ii) an additional 20% federal tax, and (iii) potential penalty and interest charges. The “discount SAR” may also result in additional state income, penalty and interest tax to the Participant. Participant acknowledges that the Company cannot and has not guaranteed that the IRS will agree that the per Share exercise price of this SAR equals or exceeds the Fair Market Value of a Share on the date of grant in a later examination. Participant agrees that if the IRS determines that this SAR was granted with a per Share exercise price that was less than the Fair Market Value of a Share on the date of grant, Participant will be solely responsible for Participant’s costs related to such a determination.

8. GOVERNING PLAN DOCUMENT. This SAR is subject to all the provisions of the Plan, a copy of which is attached hereto and its provisions are hereby made a part of this SAR, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the provisions of this SAR and those of the Plan, the provisions of the Plan shall control.

9. ELECTRONIC DELIVERY. The Company may, in its sole discretion, decide to deliver any documents related to this SAR Award under the Plan or future SARs that may be awarded under the Plan by electronic means or request Participant’s consent to participate in the Plan by electronic means. Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company. Electronic execution of this Award Agreement and/or other documents shall have the same binding effect as a written or hard copy signature and accordingly, shall bind the Participant and the Company to all of the terms and conditions set forth in the Plan, this Award Agreement and/or such other documents.

10. AUTHORIZATION TO RELEASE AND TRANSFER NECESSARY PERSONAL INFORMATION. The Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of his or her personal data by and among, as applicable, the Company and the Subsidiaries for the exclusive purpose of implementing, administering and managing the Participant’s participation in the Plan. The Participant understands that the Company and the Subsidiaries may hold certain personal information about the Participant including, but not limited to, the Participant’s name, home address and telephone number, date of birth, social security number (or any other social or national identification number), salary, nationality, job title, number of Shares held and the details of all Awards or any other entitlement to Shares awarded, cancelled, vested, unvested or outstanding for the purpose of implementing, administering and managing the Participant’s participation in the Plan (the “Data”). The Participant understands that the Data may be transferred to the Company or any of the Subsidiaries, or to any third parties assisting in the implementation, administration and management of the Plan, that these recipients may be located in the Participant’s country or elsewhere, and that the recipients’ country (e.g., the United States) may have different data privacy laws and protections than the Participant’s country. The Participant authorizes the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purpose of implementing, administering and managing his or her participation in the Plan, including any requisite transfer of such Data to a broker or other third party assisting with the administration of Awards under the Plan or with whom Shares acquired pursuant to the vesting of the Awards. Furthermore, the Participant acknowledges and understands that the transfer of the Data to the Company or the Subsidiaries, or to any third parties is necessary for his or her participation in the Plan. The Participant understands that Data will be held only as long as is necessary to implement, administer and manage his or her participation in the Plan. The Participant understands that he or she may, at any time, view the Data, request additional information about the storage and processing of the Data, require any necessary amendments to the Data or refuse or withdraw the consents herein by contacting his or her local human resources representative in writing. The Participant further acknowledges that withdrawal of consent may affect his or her ability to vest in or realize benefits from the Awards, and his or her ability to participate in the Plan. For more information on the consequences of refusal to consent or withdrawal of consent, the Participant understands that he or she may contact his or her local human resources representative.

11. NOTICES. Any notices provided for in this Award Agreement or the Plan shall be given in writing and shall be deemed effectively given upon receipt or, in the case of notices delivered by the Company to Participant, five (5) days after deposit in the United States mail, postage prepaid, addressed to you at the address specified below or at such other address as Participant hereafter designates by written notice to the Company.